Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 30, 2012 (except for Note 1, as to which the date is December 21, 2012) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-185674) and the related Prospectus of Cyclacel Pharmaceuticals, Inc. for the registration of 1,689,317 shares of its common stock.

/s/ ERNST & YOUNG LLP

MetroPark, New Jersey

January 11, 2013